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                                  EXHIBIT 23.3

               CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed Form S-8 Registration Statements File Nos. 33-38621, 33-80582, 33-59497 and 333-08139.



KINOSHITA CPA OFFICE
TOKYO, JAPAN

March 20, 2001

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